Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276650

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 31, 2024)

12,325,000 Common Shares

BriaCell Therapeutics Corp.

BriaCell Therapeutics Corp. (the “Company” or “BriaCell”) is offering 12,325,000 common shares, no par value, of the Company (the “common shares”), at an offering price of $0.69 per share, pursuant to this prospectus supplement and the accompanying base prospectus.

Our common shares are listed on The Nasdaq Capital Market and Toronto Stock Exchange (“TSX”) under the symbols “BCTX” and “BCT,” respectively, and our public warrants are listed on The Nasdaq Capital Market under the symbol “BCTXW.” On September 10, 2024, the last reported sale price of our common shares on The Nasdaq Capital Market was $0.6199 per share and the last reported sale price of our public warrants was $0.2296 per warrant.

We have engaged ThinkEquity LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-22 of this prospectus supplement for more information regarding these arrangements.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

Investing in these securities involves certain risks. See “Risk Factors” on page S-16 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus supplement and the accompanying prospectus have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or to any resident of Canada and may not be offered or sold, directly or indirectly, in Canada, or to or for the account of any resident of Canada. This prospectus supplement and the accompanying prospectus have not been filed in respect of, and will not qualify, any distribution of these securities in any province or territory of Canada.

	Per Share	Total
Offering price	$0.69	$8,504,250
Placement agent commissions(1)	$0.05175	$637,819
Proceeds to us, before expenses	$0.63825	$7,866,431

(1) See “Plan of Distribution” for a description of compensation payable to the placement agent.

The delivery to purchasers of the securities in this offering is expected to be made on or about September 12, 2024, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus supplement is September 11, 2024

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying base prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein and therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our securities.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying base prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our,” “BriaCell” and “us” refer to BriaCell Therapeutics Corp., and its subsidiaries, unless otherwise indicated or required by the context.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this prospectus supplement and the accompanying base prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus supplement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus supplement regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, known and unknown risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results, performance, achievements and financial condition may differ materially from those expressed or implied in such forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. The forward looking statements contained herein and in the documents incorporated hereto by reference are presented for the purposes of assisting readers in understanding BriaCell’s expected financial and operating performance and BriaCell’s plans and objectives, and may not be appropriate for any other purpose.

Any forward-looking statement made by us in this prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made.

We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus supplement, accompanying base prospectus, and the documents filed as exhibits to the registration statement, of which this prospectus supplement and accompanying base prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying base prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and our financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying base prospectus, before making an investment decision.

Overview

BriaCell is a clinical-stage biotechnology company that is developing novel immunotherapies to transform cancer care. Immunotherapies have come to the forefront in the fight against cancer as they harness the body’s own immune system to recognize and destroy cancer cells. The Company is currently advancing its Bria-IMT™ targeted immunotherapy in combination with an immune check point inhibitor (Retifanlimab) in a pivotal1 Phase 3 study in metastatic breast cancer. Bria-IMT™ is currently under Fast Track Designation by the U.S. Food and Drug Administration(the “FDA”) intended to accelerate the review process of novel treatments that address unmet medical needs. Positive completion of the pivotal study, following review by FDA, could lead to full approval of the Bria-IMT™ immune checkpoint inhibitor combination in metastatic breast cancer. BriaCell reported benchmark-beating patient survival and clinical benefit in metastatic breast cancer with median overall survival of 13.4 months in BriaCell’s metastatic breast cancer patients vs. 6.7-9.8 months2 for similar patients reported in the literature in its Phase 2 study of Bria-IMT™ combination study with retifanlimab at the 2023 San Antonio Breast Cancer Symposium. A completed Bria-IMT™ Phase 1 combination study with retifanlimab (an anti-PD1 antibody manufactured by Incyte) confirmed tolerability and early-stage efficacy. BriaCell is also developing personalized off-the-shelf immunotherapies, Bria-OTS™ and Bria-OTS+™, which provides a platform technology to develop personalized off-the-shelf immunotherapies for numerous types of cancer, and a soluble CD80 protein therapeutic which acts both as a stimulator of the immune system as well as an immune checkpoint inhibitor.

Recent Announcements and Developments

On January 4, 2024, BriaCell disclosed images of a recently reported remarkable responder in the Phase 2 study of BriaCell’s Bria-IMT™ combination regimen. The patient had metastatic breast cancer behind her eye, causing proptosis (eye-bulging) and significant pain that were both markedly reduced with BriaCell’s treatment. The patient failed 7 prior regimens including treatment with Enhertu®, an antibody-drug conjugate, highlighting the robust anti-tumor activity of the Bria-IMT™ regimen in difficult to reach tumors such as those in the eye orbit. The images show magnetic resonance imaging (MRI) of the orbital tumor. The pre-treatment MRI image shows the tumor in the right orbit behind the eye with the eye not being visible pre-treatment in that plane. After treatment with the Bria-IMT™ regimen, the eye becomes visible in the same plane as it has regained its normal position. There was resolution of proptosis post treatment with the Bria-IMT™ regimen and reduction in tumor volume as shown in additional images. BriaCell had previously reported a similar case of a remarkable response with resolution of an eye-bulging orbital tumor. That particular patient had received (and failed) 12 regimens with 16 agents (including 13 chemotherapies) prior to BriaCell’s combination therapy, again adding to the remarkable nature of her response. These two patient responses are included in BriaCell’s recently reported 71% intracranial objective response rate (iORR) in breast cancer patients with Central Nervous System (CNS) metastases treated with Bria-IMT™.

1 “Pivotal” is an industry term referring to a Phase 3 clinical study intended to show and confirm the safety and efficacy of a treatment with the potential for marketing approval from the regulatory authorities.

2 Cortes J, et al. Annals of Oncology 2018; Kazmi S, et al. Breast Cancer Res Treat. 2020 Aug 17; O’Shaughnessy J et al. Breast Cancer Res Treat. 2022; Tripathy D, et al. JAMA Oncol. 2022.

S-3

On February 7, 2024, BriaCell announced a preliminary disease control rate of 61% in evaluable (i.e. exhibited clinical outcomes) Phase 2 advanced breast cancer patients treated with BriaCell’s Bria-IMT™ regimen employing the same formulation being used in BriaCell’s open pivotal Phase 3 study. Additionally, a disease control rate of 50% was reported in similarly treated evaluable patients who had failed prior antibody-drug conjugate (ADC) therapy. BriaCell also reported a notable responder who had failed prior ADC therapy. As background, metastatic breast cancer patients who have had multiple lines of prior treatments including ADCs, are often recommended palliative, supportive medical care that focuses on easing pain, stress and other symptoms of a serious/terminal illness. The patient was hormone receptor positive HER 2 negative (HR+/HER2-), had failed four prior lines of therapy including ADC therapy and had breast cancer metastasized to her liver. She had two HLA matches with Bria-IMT™ and received seven cycles of treatments with the Bria-IMT™ regimen. In her first on study assessment the liver metastasis was no longer seen. She had progression free survival (PFS) of 5.8 months, a 100% increase from her PFS on ADC therapy. BriaCell also reported that among the 35 patients with evaluable outcomes in BriaCell’s ongoing Phase 2 study, 23 patients were treated with the same Bria-IMT™ formulation currently being used in BriaCell’s Phase 3 metastatic breast cancer study. These patients had been heavily pre-treated and had failed a median number of six prior regimens. There was a disease control rate of 61%; defined as the percentage of patients who achieve a complete response, partial response, or stable disease. The disease control rate was 50% in the 10-patient subset who had failed prior ADC therapy. This compares favorably with reported literature for second ADC treatment in ADC failure patients (~20-42%) and progression free survival of 4.2 months in ADC failure patients is also very favorable in comparison to published data in similar patients (1.6-3.3 months) 3. There were no discontinuations due to drug toxicity reported and no cases of Interstitial Lung Disease (ILD) with Bria-IMT™ (a well-documented serious side effect of ADCs) reported in this group of patients.

The strong survival and clinical benefits observed in evaluable and ADC resistant patients support the use of the current formulation in BriaCell’s pivotal Phase 3 study and the Company looks forward to presenting further updates as treatment progresses in the fully enrolled Phase 2 study.

On February 6, 2024, BriaCell announced initiation of Good Manufacturing Practice (GMP) of its lead candidate for treating prostate cancer, Bria-Pros+, part of the Bria-OTS+ platform of cellular immunotherapies. GMP manufacturing of Bria-Pros+ will provide clinical supplies for planned clinical trial use. As presented at the Society for the Immunotherapy of Cancer (SITC) meeting 2023, the pre-clinical proof-of-concept data demonstrated both feasibility and efficacy of BriaCell’s platform of cellular cancer vaccines overall, with specific emphasis on Bria-Pros+. BriaCell genetically engineers cancer cell lines to produce cytokines and co-stimulatory factors that significantly increase immune stimulation compared to the unmodified (parent) cancer cell lines. These cell lines also express patient-specific Human leukocyte antigens (HLA) alleles and potentially provide personalized off the shelf treatment.

In the realm of cancer immunotherapy, the objective is to restore the body’s natural anti-tumor immunity. Despite notable progress, current approaches often fall short of achieving curative outcomes, primarily because they target specific immune processes, resulting in only partial restoration of the body’s inherent anti-cancer immunity.

An optimal cancer immunotherapy should initiate or reinstate a persistent anti-tumor immune response via both complementary and diverse mechanisms resulting in a self-sustaining cycle of cancer immunity by both the innate and adaptive immune responses. The data highlighted at the SITC meeting demonstrated that Bria-Pros+ could effectively activate the natural immune response against tumor cells by both expressing cancer antigens, and by modulating the activity of innate and adaptive immune cells. These include helper T cells (CD4+), cytotoxic (killer) T cells (CD8+), and natural killer cells (both Classical NK cells and NKT cells).

According to 2024 Cancer Facts & Figures, prostate cancer is projected to be the most common cancer among men in the USA in 2024. With 299,010 new cases estimated to be diagnosed in 2024 and 35,250 projected deaths from prostate cancer in 2024, prostate cancer is expected to be the second leading cause of cancer death among men in 2024. Current treatments for metastatic prostate cancer include immunotherapy, hormone therapy, chemotherapy and targeted treatments. Novel approaches are needed for advanced prostate cancer. Bria-PROS+ has the potential to fulfill this unmet medical need.

3 Rachel Occhiogrosso Abelman, et al. Sequential use of antibody-drug conjugate after antibody-drug conjugate for patients with metastatic breast cancer: ADC after ADC (A3) study. Presented at ASCO 2023 Abstract 1022; Laura Huppert et al. Multicenter retrospective cohort study of the sequential use of the antibody-drug conjugates (ADCs) trastuzumab deruxtecan (T-DXd) and sacituzumab govitecan (SG) in patients with HER2-low metastatic breast cancer (MBC) (PS08-04) - SABCS 2023; François Poumeaud, et. al., Efficacy of Sacituzumab-Govitecan (SG) post Trastuzumab-deruxtecan (T-DXd) and vice versa for HER2low advanced or metastatic breast cancer (MBC): a French multicentre retrospective study. (PS08-02) - SABCS 2023.

S-4

On March 7, 2024, BriaCell announced that it had received and executed a letter of intent with Paula Pohlmann, MD, MSc, PhD, Associate Professor, Department of Investigational Cancer Therapeutics and Breast Medical Oncology, Division of Cancer Medicine, The University of Texas MD Anderson Cancer Center, Houston, TX to advance the clinical development of Bria-OTS+ and Bria-PROS+, BriaCell’s personalized off-the-shelf cellular cancer vaccines in advanced breast cancer and prostate cancer, respectively.

On April 9, 2024, BriaCell announced the presentation of positive clinical data from its lead product candidate, Bria-IMT™, in two posters of its three poster sessions during the 2024 American Association for Cancer Research (AACR) Annual Meeting held from April 5-10 at San Diego Convention Center, San Diego, CA.

The posters are summarized below.

Poster 1 – Title: Efficacy of Bria-IMT™ regimen in inducing CNS metastasis regression

Abstract Presentation Number: CT204

Superior clinical benefit of Bria-IMT™ regimen - alone or combined with an immune check point inhibitor (CPI) in advanced breast cancer patients with CNS metastatic disease

●	Clinical efficacy: 71% (5/7) intracranial objective response rate (iORR), defined as the percentage of patients who achieve a complete response (complete disappearance) or partial response (volume reduction of 30% or more) in intracranial tumors, achieved in patients with central nervous system (CNS) metastases treated with the Bria-IMT™ regimen, either alone or in combination with an immune checkpoint inhibitor (i.e. PD-1 inhibitor pembrolizumab or retifanlimab). These patients failed multiple prior treatments including 2 antibody-drug conjugates in one case. Clinical benefit is observed across all subsets of breast cancer.
●	Safety profile: Absence of both interstitial lung disease (ILD), a common serious adverse event with ADCs, and no Bria-IMT™-related treatment discontinuations underscore Bria-IMT™’s excellent tolerability and favorable safety profile.

In summary, Bria-IMT™’s tumor reductions observed in all breast cancer subtypes in patients with intracranial disease underlines its potential clinical effectiveness in managing CNS metastatic disease in advanced breast cancer. BriaCell will continue to monitor the data in this subgroup of patients including a pre-planned subgroup analysis in the current pivotal Phase 3 study in metastatic breast cancer. Treatment of patients with CNS metastatic disease represents a potential additional indication for market approval of Bria-IMT™.

Poster 2 – Title: Efficacy and safety of SV-BR-1-GM after progression on ADC in metastatic breast cancer patients Abstract Presentation Number: CT206

Notable progression-free survival benefit of Bria-IMT™ in ADC resistant metastatic breast cancer

Phase 2 clinical data of the Bria-IMT™ regimen in 23 metastatic breast cancer patients who failed multiple prior treatments including ADCs and CPIs (median of 6 prior treatments) are presented.

●	Progression-free Survival Benefit: Median progression free survival (PFS), defined as the length of time during which a patient’s cancer does not get worse, in heavily pre-treated patients of 3.5 months is comparable to that seen in similar studies in patients with a history of fewer prior treatments (median of 4)[45]. Similarly, median PFS of 4.2 months in patients receiving the Bria-IMT™ pivotal phase 3 formulation is approximately twice the PFS figures reported for treatment of physician’s choice (TPC) in other similar studies. These PFS results suggest superior clinical efficacy considering the larger number of prior treatments in Bria-IMT™ patients vs those of the other studies.

4 Cortes J et al. Eribulin monotherapy versus treatment of physician’s choice in patients with metastatic breast cancer (EMBRACE): a phase 3 open-label randomized study. Lancet (2011) 377: 914–23.

5 Bardia A et al. Final results from the randomized phase III ASCENT clinical trial in metastatic triple-negative breast cancer and association of outcomes by human epidermal growth factor receptor 2 and trophoblast cell surface antigen 2 expression. J Clin Oncol (2024) 00:1-7.

S-5

●	Clinical efficacy: PFS is similar or better than that of the last regimen in 48% (11/23) of the patients suggesting Bria-IMT™ effectiveness in delivering clinical and survival benefits in these patients. Additionally, a clinical benefit rate (CBR), defined as percentage of patients whose disease shrinks or remains stable over a certain time, of 56% is observed in evaluable patients further highlighting clinical benefit.
●	Subset specific clinical benefits : Study data to date suggests clinical benefit for multiple breast cancer subtypes including HR+/HER2- (the most common breast cancer subtype, testing positive for estrogen and/or progesterone receptors and negative for human epidermal growth factor receptor 2 or HER2) with a CBR following treatment, of 63% (5 of 8 patients); HER2+ subtype (a positive test for HER2) with a 100% CBR (2 of 2 patients) and HR-/HER2 low subtype (a negative test for estrogen and/or progesterone receptor and a negative test for HER2) showing a CBR of 66% (2 of 3 patients).
●	Safety profile: There are no incidents of interstitial lung disease - a well-documented serious adverse event associated with ADCs, - in either ADC naïve or ADC treated patients, and no treatment-related discontinuations of Bria-IMT™.

In summary, the data to date shows that Bria-IMT™ provides prolonged progression-free survival and clinical benefits in heavily pre-treated, ADC resistant breast cancer patients compared with those in other similar studies. BriaCell will be monitoring ADC resistant patients in its ongoing pivotal Phase 3 study of Bria-IMT™ and CPI in metastatic breast cancer.

On April 10, 2024, BriaCell reported preclinical data showing strong anti-cancer activity of its next generation, personalized, off-the-shelf, cell-based breast and prostate cancer immunotherapies, Bria-OTS+™ and Bria-PROS+™, in a poster session during the 2024 American Association for Cancer Research (AACR) Annual Meeting held from April 5-10 at San Diego Convention Center, San Diego, CA. The poster is summarized below.

Title: Bria-OTS+ ™ immunotherapy platform: Harnessing gene-modified tumor cells to reinvigorate the cancer immunity cycle for precision anti-tumor responses

Abstract Presentation Number: 6753

BriaCell has designed Bria-OTS+™, an immunotherapy platform representing the next generation (enhanced version) of Bria-OTS™, BriaCell’s personalized off-the-shelf (i.e. pre-manufactured and ready for use) immunotherapy for cancer. Bria-OTS+™ immunotherapy expresses multiple immune activating cytokines and co-stimulatory molecules in addition to immune boosting granulocyte-macrophage colony-stimulating factor (GM-CSF). BriaCell expects to use Bria-OTS+™ (specifically Bria-BRES+™ and Bria-PROS+™) in its upcoming phase 1/2a clinical studies for breast and prostate cancer, respectively. Bria-PROS+™ has already entered GMP manufacturing to generate clinical supplies for the phase 1/2a study. The characteristics of the next generation Bria-OTS+™ immunotherapy platform include the following:

●	Bria-OTS+™ activate key components of the innate immune system which serves as the body’s first line of defense against cancer
●	Bria-OTS+™ engage multiple facets of the adaptive immune response. This may result in lasting anti-cancer effects in patients
●	Specifically activates Natural Killer (NK) cells to counter cancer immune escape caused by the loss of human leukocyte antigens (HLA)
●	Designed for personalized and ready-to-use therapy with long term stability
●	Simplified administration process of intradermal inoculations (injection into the skin) allows administration in a physician’s office
●	Anticipated to have a favorable side effect profile, indicating good tolerance (based on prior findings with Bria-IMT™)

S-6

Given ease of administration, potent, multi-faceted immune system activation, and favorable safety profile, BriaCell expects Bria-OTS+™ to deliver significant clinical efficacy and survival benefits in breast cancer and prostate cancer, respectively.

On April 24, 2024, BriaCell announced an oral presentation on the clinical data of the randomized Phase 2 study evaluating Bria-IMT™ in patients with metastatic breast cancer at the 2024 American Society of Clinical Oncology (ASCO) Annual Meeting taking place May 31 – June 4 at McCormick Place, Chicago, IL. Principal Investigator and Professor of Oncology, Mayo Clinic, Saranya Chumsri, MD, provided the presentation.

BriaCell’s oral presentation and two poster presentations are summarized below.

Oral Presentation Summary

Abstract Number for Publication: 1022

Title: Outcomes of advanced/metastatic breast cancer (aMBC) treated with Bria-IMT™, an allogeneic whole cell immunotherapy.

Session Type and Title: Rapid Oral Abstract – Breast Cancer—Metastatic Session Date and Time: 6/3/2024; 11:30 AM-1:00 PM CDT

This presentation details the results of BriaCell’s randomized Phase 2 study of Bria-IMT™ in combination with retifanlimab, a CPI. The goal of randomization was to compare whether administration of the CPI early, in the first cycle of therapy, or later, late in the second cycle of therapy, offered any advantage. Two different formulations of Bria-IMT™ were also evaluated; one treated with interferon gamma and one untreated.

The patients entering the study were very heavily pretreated and had failed multiple prior therapies as shown in the Table 1 below.

Table 1. Prior Therapies in the Bria-IMT™ Phase 2 Study

Previous Therapies	Number of Patients (%)
Antibody-Drug Conjugates (ADC)	23 (44%)
Immune Checkpoint Inhibitor (CPI)	11 (20%)
Cyclin-Dependent Kinase (CDK)4/6 Inhibitors	34 (63%)

A total of 54 patients were included in the Phase 1/2 study. Nearly half of these had been treated previously with an antibody drug conjugate and had progressed in their disease following this treatment. Another 20% had failed a prior immune checkpoint inhibitor. Nearly 2/3 of the patients had failed therapy with a CDK 4/6 inhibitor. On average they had failed six prior therapy attempts.

In the Phase 2 portion of the study, there were 32 patients with 16 treated with CPI early and 16 treated with CPI late. There was no statistically significant difference in progression-free survival (PFS) two groups. However, a slight advantage in the CPI early group has led this to be the selected regimen for the Phase 3 study. In the entire Phase 1/2 experience, with 54 patients, the formulation not incubated with interferon gamma showed a statistically significant improvement in PFS. Therefore, this formulation was selected for the Phase 3 study. The data are shown in Figure 1.

S-7

Figure 1. Effect of treatment sequence and formulation on PFS.

Clinical benefit was seen in 55% of evaluable patients across all subtypes of breast cancer as shown in Figure 2 below.

Figure 2: Objective Response Rate (ORR) and Clinical Benefit Rate (CBR) in the Bria-IMT™ Phase 1/2 Study

The progression free survival rate and the clinical benefit rate as well as the objective response rate were markedly higher than those of similar patients treated with the treatment of their physician’s choice in other studies. Notably, TPC will be the comparator in the Phase 3 study of Bria-IMT™. This is noted in Table 2 below.

S-8

Table 2. Comparative PFS, ORR and CBR in Similar Patients

Study	Prior Lines of Therapy (median, range)	PFS (months)	ORR (%)		CBR (%)
BriaCell’s Phase 2 patients who received pivotal Phase 3 study formulation	6 (2-13)	3.9	9.5	*	55	*
BriaCell’s ADC Resistant Phase 2 patients who received pivotal Phase 3 study formulation	6 (3-13)	4.1	12	**	53	**
Bardia, A. et. al. [1]	4 (2-14)	1.7	4		8
Tripathy D. et. al. [2]	≥4 in 91%	1.9	3		10
O’Shaughnessy J. et. al. non-TNBC [3]	5 (2-14)	2.3	4		7
O’Shaughnessy J. et. al. TNBC [3]	4 (2-10)	1.6	5		10

*Data is for evaluable patients, n=42 with 12 not evaluable.

** Data is for evaluable patients, n = 17 with 6 not evaluable.

References: Data is shown for the intent to treat population for the control group treated with treatment of physician’s choice, which is the comparator in the BriaCell phase 3 study

1. Bardia A, et al. J Clin Oncol. 2024 May 20;42(15):1738-1744.

2. Tripathy D, et al. JAMA Oncol. 2022 Nov 1;8(11):1700-1701. jamaoncol.2022.4346. PMID: 36136348. This paper describes patients with brain metastases.

3. O’Shaughnessy J, et al. Breast Cancer Res Treat. 2022 Sep;195(2):127-139.

Poster Presentation Summary

The first poster described BriaCell’s ongoing pivotal Phase 3 registrational study in metastatic breast cancer. BriaCell is excited to collaborate on this important program with authors and BriaCell medical advisory board members Sara A. Hurvitz, MD, Professor of Medicine, Fred Hutchinson Cancer Center, Adam M. Brufsky, MD, PhD, Professor of Medicine, University of Pittsburgh School of Medicine, and Massimo Cristofanilli, MD, Professor of Medicine, Weill Cornell Medical College, Cornell University. The second poster described clinical data of Bria-IMT™ in metastatic breast cancer patients who failed antibody drug conjugates (ADCs) and is spearheaded by Chaitali Nangia, MD, Partner, Hoag Medical Group, and Carmen Calfa, MD, Professor of Medicine, University of Miami.

Abstract Number for Publication: TPS1137

Title: Study of the Bria-IMT™ regimen and CPI vs physicians’ choice in metastatic breast cancer (BRIA-ABC).

Based on Phase 2 clinical data showing numerous survival and clinical benefit outcomes in advanced breast cancer patients treated with the Bria-IMT™ regimen, the pivotal Phase 3 study has been designed as a multicenter randomized, open label comparison of the Bria-IMT™ regimen plus CPI in one arm versus TPC in metastatic breast cancer patients with no approved alternative therapies available. Patients’ eligibility includes treatment with 2 or more prior regimens. There will be another arm of the Bria-IMT™ regimen alone (monotherapy). For additional information on the pivotal Phase 3 study, please visit ClinicalTrials.gov as NCT06072612.

Abstract Number for Publication: 1087

S-9

Title: SV-BR-1-GM after progression on ADC in patients with metastatic breast cancer.

Remarkable progression-free survival and clinical benefit of Bria-IMT™ in ADC resistant metastatic breast cancer

Phase 2 clinical data of the Bria-IMT™ regimen in 23 metastatic breast cancer patients who failed multiple prior treatments including ADCs and CPIs (median of 6 prior treatments) are presented.

Clinical efficacy

●	In evaluable patients, the ORR was 12% and CBR was 53% which is remarkable versus similar data suggesting clinical benefit.
●	Median PFS of 4.1 months with the Phase 3 formulation was ~twice that seen of patients in similar studies - 1.7[1] and 2.2[3] months - who received TPC. The PFS results suggest superior clinical efficacy given the larger number of prior treatments (median of 6) in Bria-IMT™ patients vs those of the other studies (median of 4).
●	Subset specific clinical benefits : Study data to date suggests clinical benefit for multiple breast cancer subtypes including HR+/HER2- (the most common breast cancer subtype, testing positive for estrogen and/or progesterone receptors and negative for human epidermal growth factor receptor 2 or HER2) with a CBR following treatment, of 63% (5 of 8 patients); HER2+ subtype (a positive test for HER2) with a 100% CBR (2 of 2 patients) and HR-/HER2 low subtype (a negative test for estrogen and/or progesterone receptor and a negative test for HER2) showing a CBR of 66% (2 of 3 patients). See Table 3.

Table 3: Treatment Efficacy by Metastatic Breast Cancer Subtype in ADC-resistant patients

Histology	All Patients (N)	Evaluable (N) Patients	Best ORR	Best CBR
All ADC Resistant	23	17	12% (2 / 17)	53% (9 / 17)
ER/PR + / HER2 low or -	8	8	13% (1 / 8)	63% (5 / 8)
HER2+	3	2	50% (1 / 2)	100% (2 / 2)
TNBC	12	7	0	29% (2 / 7)

●	Bria-IMT™ showed potential survival advantage over penultimate treatment in 48% of patients, likely by reversing immune exhaustion in patients irrespective of specific prior ADC.

S-10

Safety profile

Absence of both interstitial lung disease (ILD), a common serious adverse event with ADCs, and Bria-IMT™- related treatment discontinuations underscore Bria-IMT™’s excellent tolerability and favorable safety profile.

In summary, the data to date shows that Bria-IMT™ offers extended progression-free survival and clinical benefit in heavily pre-treated, ADC resistant breast cancer patients versus those in other similar studies. BriaCell is closely monitoring ADC resistant patients in its ongoing pivotal Phase 3 study of Bria-IMT™ and CPI in metastatic breast cancer.

Title: Differential efficacy of SV-BR-1-GM in inducing intracranial metastasis regression.

Superior clinical benefit of Bria-IMT™ regimen - alone or combined with an immune check point inhibitor (CPI) in advanced breast cancer patients with CNS metastatic disease

Central nervous system (CNS) metastases, including brain metastases and other intracranial metastases, is a dire clinical situation with very poor survival. Very few therapies have shown any effect on CNS or intracranial metastases in breast cancer and it is a serious unmet medical need.

Clinical efficacy:

●	83% (5/6) intracranial objective response rate (iORR) was reported in evaluable patients with central nervous system (CNS) metastases treated with the Bria-IMT™ regimen, either alone or in combination with an immune checkpoint inhibitor (i.e. PD-1 inhibitor pembrolizumab or retifanlimab). These patients failed multiple prior treatments including 2 antibody-drug conjugates in one case. This is illustrated in Figure 3.

S-11

Figure 3. Intracranial Tumor Responses in Patients with Intracranial Metastases Treated with Bria-IMT™

■	Tumor reductions (≥30% reduction in the sum of diameters) were observed in heavily pretreated patients highlighting potential clinical benefit of Bria-IMT™ in managing CNS metastases
■	This is a pre-planned subgroup analysis in the pivotal Phase 3 study of Bria-IMT™ providing another opportunity for approval

Safety profile:

No treatment related discontinuation was reported.

In summary, Bria-IMT™’s tumor reductions observed in patients with intracranial disease underlines its potential clinical effectiveness in managing CNS metastatic disease in advanced breast cancer. BriaCell will continue to monitor the data in this subgroup of patients in its ongoing pivotal Phase 3 study in metastatic breast cancer. Treatment of patients with CNS metastatic disease represents a potential additional indication for market approval of Bria-IMT™.

Copies of the poster presentations and abstracts are posted on https://briacell.com/scientific- publications/.

S-12

References

1.	Bardia A, et al. Final Results From the Randomized Phase III ASCENT Clinical Trial in Metastatic Triple-Negative Breast Cancer and Association of Outcomes by Human Epidermal Growth Factor Receptor 2 and Trophoblast Cell Surface Antigen 2 Expression. J Clin Oncol. 2024 May 20;42(15):1738-1744. doi: 10.1200/JCO.23.01409. Epub 2024 Feb 29. PMID: 38422473.
2.	Tripathy D, et al. Treatment with etirinotecan pegol for patients with metastatic breast cancer and brain metastases: final results from the phase 3 ATTAIN randomized clinical trial. JAMA Oncol. 2022;8(7):1047-1052. doi:10.1001/jamaoncol.2022.0514.
3.	O’Shaughnessy J et al. Analysis of patients without and with an initial triple-negative breast cancer diagnosis in the phase 3 randomized ASCENT study of sacituzumab govitecan in metastatic triple-negative breast cancer. Breast Cancer Res Treat. 2022 Sep;195(2):127-139. doi: 10.1007/s10549-022-06602-7. Epub 2022 May 11. PMID: 35545724; PMCID: PMC9374646.

On May 28, 2024, BriaCell announced a clinical supply agreement with BeiGene, Ltd. (NASDAQ: BGNE) (“BeiGene”) to evaluate the safety and efficacy of Bria-OTS™, BriaCell’s next generation immunotherapy, in combination with BeiGene’s anti-PD-1 antibody, tislelizumab, for the treatment of advanced heavily pretreated metastatic breast cancer.

On May 30, 2024, BriaCell announced the initiation of a first-in-human, Phase 1/2 study evaluating safety and efficacy of Bria-OTS™, BriaCell’s personalized off-the-shelf next generation immunotherapy, as monotherapy and in combination with PD-1 inhibitor tislelizumab, in metastatic breast cancer.

On July 18, 2024, BriaCell reported significantly higher PFS for its top responder patient in the Phase 2 study of BriaCell’s Bria-IMT™ regimen in combination with an immune checkpoint inhibitor in metastatic breast cancer. The patient remains alive and she continues to receive BriaCell’s treatment regimen.

On September 10, 2024, BriaCell announced that it received positive feedback from its Pre-Investigational New Drug Application (“Pre-IND”) meeting with the FDA for Bria-PROS+™ in prostate cancer. As a result of the Pre-IND meeting, the FDA waived the animal toxicology and animal pharmacokinetic (PK) studies requirement for opening the IND, greatly simplifying the development pathway for Bria-PROS+™. Other areas of discussion included BriaCell’s plan to initiate the Phase 1/2 study pending completion of standard manufacturing and testing requirements.

On September 11, 2024, BriaCell reported positive updated overall survival data in its Phase 2 clinical study of Bria-IMT™ in combination with a CPI in late stage metastatic breast cancer.

Nasdaq Listing

On July 3, 2024, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the Company’s Market Value of Listed Securities (“MVLS”) for the 33 consecutive business days from May 15, 2024, to July 2, 2024, the Company did not meet the minimum MVLS of $35,000,000 required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until December 30, 2024 (the “Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(C).

In order to regain compliance with Nasdaq’s minimum MVLS requirement, the Company’s MVLS must close at $35,000,000 or more for a minimum of ten consecutive business days during the Compliance Period. If the Company does not regain compliance with the minimum MVLS requirement, Nasdaq will provide notice that the Company’s common shares will be subject to delisting. In such event, Nasdaq rules permit the Company to appeal any delisting determination to a hearings panel of Nasdaq.

S-13

On August 22, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common shares have been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until February 18, 2025, to regain compliance with the Minimum Bid Price Requirement. If at any time before February 18, 2025, the bid price of the Company’s common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, the Staff will provide written confirmation that the Company has achieved compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement by February 18, 2025, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for MVLS and all other initial listing standards for The Nasdaq Capital Market (which it does not currently meet) with the exception of the Minimum Bid Price Requirement and will need to provide written notice of its intention to cure the deficiency during such additional compliance period, by effecting a reverse split of its common shares, if necessary. If it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the additional compliance period, and the Company does not regain compliance by February 18, 2025, Nasdaq will provide written notification to the Company that its common shares are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its common shares and may, if appropriate, consider available options to regain compliance with the Minimum Bid Price Requirement and Nasdaq’s minimum MVLS requirement. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement or will otherwise be in compliance with other Nasdaq Listing Rules.

Corporate Information

Our principal executive offices are located at Suite 300-235 15th Street, West Vancouver, BC V7T 2XI. Our telephone number is (604) 921-1810. Our corporate website is www.briacell.com.

The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying base prospectus in deciding whether to purchase our common shares.

S-14

THE OFFERING

Issuer	BriaCell Therapeutics Corp.

Common shares offered	12,325,000 common shares.

Offering Price	$0.69 per common share.

Common shares outstanding following this offering(1)	30,709,661 common shares.

Use of proceeds

We estimate that our net proceeds from this offering will be approximately $7.45 million, after deducting the placement agent fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital requirements, general corporate purposes and the advancement of business objectives. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Lock-Up Agreements	We and our directors and officers have agreed, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common shares or securities convertible into or exercisable or exchangeable for our common shares for a period of three (3) months, from the date of this prospectus supplement.

Risk factors	An investment in our company involves a high degree of risk. Please refer to the sections titled “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing our securities.

Market symbol	Our common shares and public warrants are listed on The Nasdaq Capital Market under the symbol “BCTX” and “BCTXW,” respectively.

(1) The number of common shares shown above to be outstanding after this offering is based on 18,384,661 common shares outstanding as of September 11, 2024, and excludes the following:

●	10,621,237 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $4.92;
●	2,131,400 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $6.16;
●	19,200 common shares issuable upon the exercise of outstanding restricted share units, at a weighted average exercise price of $0.01; and
●	Up to 616,250 common shares issuable upon the exercise of the warrants issuable to the placement agent.

S-15

RISK FACTORS

Investment in the securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors described below, in our Annual Report on Form 10-K for the year ended July 31, 2023, which is incorporated by reference in this prospectus supplement, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Exchange Act. These risks are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that affect us. The occurrence of any of these risks might cause you to lose all or part of your investment in securities.

Risks Related to This Offering

If we are unable to maintain listing of our securities on The Nasdaq Capital Market, the TSX or any stock exchange, our stock price could be adversely affected and the liquidity of our stock and our ability to obtain financing could be impaired and it may be more difficult for our shareholders to sell their securities.

Although our common shares are currently listed on The Nasdaq Capital Market and the TSX, we may not be able to continue to meet the exchange’s minimum listing requirements or those of any other national exchange. If we are unable to maintain listing on The Nasdaq Capital Market or the TSX or if a liquid market for our common shares does not develop or is sustained, our common shares may remain thinly traded.

On July 3, 2024, the Company received a letter from the Listing Qualifications Department of Nasdaq indicating that, based upon the Company’s MVLS for the 33 consecutive business days from May 15, 2024, to July 2, 2024, the Company did not meet the minimum MVLS of $35,000,000 required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(b)(2). The letter also indicated that the Company will be provided with the Compliance Period of 180 calendar days, or until December 30, 2024, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(C). If we regain compliance with the MVLS, Nasdaq will provide written confirmation to us and close the matter.

In the event that we do not regain compliance prior to the end of the Compliance Period, we will receive written notification that our securities are subject to delisting, at which point we may appeal the delisting determination.

In addition, on August 22, 2024, the Company received a letter from the Nasdaq Listing Qualifications Department notifying the Company that, for the last 30 consecutive business days, the closing bid price for the Company’s common shares have been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been given 180 calendar days, or until February 18, 2025, to regain compliance with the Minimum Bid Price Requirement.

If the Company does not regain compliance with the Minimum Bid Price Requirement by February 18, 2025, the Company may be afforded a second 180 calendar day period to regain compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market (which the Company currently does not meet) with the exception of the Minimum Bid Price Requirement and will need to provide written notice of its intention to cure the deficiency during such additional compliance period, by effecting a reverse split of its common shares, if necessary. If it appears to the Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible for the additional compliance period, and the Company does not regain compliance by February 18, 2025, Nasdaq will provide written notification to the Company that its common shares are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq Listing Rules.

If Nasdaq determines to delist our securities from trading on its exchange and we are unable to obtain listing on another national securities exchange, a reduction in some or all of the following may occur, each of which could have a material adverse effect on our shareholders:

●the liquidity of our common shares;

●the market price of our common shares;

●our ability to obtain financing for the continuation of our operations;

●the number of investors that will consider investing in our common shares;

●the number of market makers in our common shares;

●the availability of information concerning the trading prices and volume of our common shares; and

●the number of broker-dealers willing to execute trades in shares of our common shares.

S-16

The sale of a substantial amount of our common shares could adversely affect the prevailing market price of our common shares.

We are offering 12,325,000 common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales might occur, could adversely affect the market price of our common shares. Furthermore, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares. Any such issuance could result in substantial dilution to our existing shareholders and could cause our share price to decline.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience immediate and substantial dilution in the net tangible book value per common share you purchase in the offering.

The offering price per share in this offering may exceed the net tangible book value per common share outstanding prior to this offering. After giving effect to the sale by us of 12,325,000 common shares at a price of $0.69 per share, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate dilution of $0.51 per common share, representing the difference between our pro forma net tangible book value per share as of April 30, 2024 after giving effect to this offering and the offering price. The exercise of outstanding warrants and stock options may also result in further dilution of your investment. See the section entitled “Dilution” on page S-19 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

S-17

Additional offerings in the future may dilute then existing shareholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, in the near future we may need to issue additional common shares or securities convertible or exercisable for common shares, including convertible preferred shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing shareholders. Additionally, sales by existing shareholders of a large number of our common shares in the public market could also affect the market price of our common shares.

Risks Related to Our Intellectual Property

We may be unable to adequately protect our intellectual property rights, which could affect our ability to compete.

We own patents, trademarks, copyrights, and other forms of intellectual property related to our business, and we license intellectual property rights from third parties. The U.S. Government generally receives non-exclusive licenses to certain intellectual property we develop. As a result, our intellectual property on which we depend and our access to and use of certain supplier intellectual property could be negatively affected.

Our intellectual property is also subject to challenge, invalidation, misappropriation, or circumvention by third parties. In the event of infringement of our intellectual property rights, breach of a confidentiality agreement, or unauthorized disclosure of proprietary information, we may not have adequate legal remedies to protect our intellectual property. Litigation to determine the scope of our rights, even if successful, could be costly and a diversion of management’s attention. In addition, trade secrets may otherwise become known or be independently developed by competitors. If we are unable adequately to protect our intellectual property rights, our business could be adversely affected.

S-18

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common shares in this offering will be approximately $7.45 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital requirements, general corporate purposes and the advancement of business objectives. This expected use of the net proceeds from this offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DILUTION

If you invest in our common shares in this offering, your interest will be diluted to the extent of the difference between the offering price per common share and the pro-forma as adjusted net tangible book value per common share immediately after the closing of this offering. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of outstanding common shares. As of April 30, 2024, our unaudited net tangible book value was $0.3 million or $0.02 per share.

Also, as of April 30, 2024, on a pro forma basis taking into account the issuance 2,302,935 common shares and 100,000 prefunded warrants (which have been exercised into 100,000 common shares) for gross proceeds of $5,000,000 in a registered offering in May 2024, we had pro forma net tangible book value of $4.8 million, corresponding to a pro forma net tangible book value of $0.26 per share.

S-19

The net proceeds from our sale of 12,325,000 common shares in this offering at the offering price of $0.69 per share, after deducting placement agent fees and estimated offering expenses payable by us, our pro-forma as adjusted net tangible book value as of April 30, 2024, after giving effect to this offering, would have been $4.8 million, or $0.26 per share. This represents an immediate decrease in pro-forma as adjusted net tangible book value of $0.18 per share to our existing shareholders and an immediate dilution of $0.51 per share to investors purchasing common shares in this offering.

We calculate dilution per share to new investors by subtracting the pro-forma as adjusted net tangible book value per share from the offering price paid by the new investor. The following table illustrates the dilution to new investors on a per share basis:

Offering price per share	$0.69
Pro forma net tangible book value per share as of April 30, 2024	$0.26
Decrease in pro-forma as adjusted net tangible book value per share attributable to this offering	$(0.08)
Pro forma as adjusted net tangible book value per share after this offering	$0.18
Dilution in pro-forma as adjusted net tangible book value per share in this offering	$0.51

The foregoing calculations are as of April 30, 2024 and excludes as of such date:

●	8,121,650 common shares issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $5.75;
●	46,652 common shares issuable upon the exercise of outstanding compensation warrants, at a weighted average exercise price of $5.63;
●	2,131,400 common shares issuable upon the exercise of outstanding options, at a weighted average exercise price of $6.16;
●	19,200 common shares issuable upon the exercise of outstanding restricted share units, at a weighted average exercise price of $0.01; and
●	Up to 616,250 common shares issuable upon the exercise of the warrants issued to the placement agent.

S-20

DESCRIPTION OF SECURITIES WE ARE OFFERING

The following description is a summary of some of the terms of our securities, our organizational documents and applicable laws. The descriptions in this prospectus supplement and the accompanying base prospectus of our securities and our organizational documents do not purport to be complete and are subject to, and qualified in their entirety by reference to, our organizational documents, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. This summary supplements the description of our common shares in the accompanying base prospectus and, to the extent it is inconsistent, replaces the description in the accompanying base prospectus.

We are offering 12,325,000 common shares.

Common Shares

A description of the common shares that we are offering pursuant to this prospectus supplement is set forth hereunder and under the heading “Description of Capital Stock” starting on page 4 of the accompanying base prospectus.

S-21

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the common shares offered by this prospectus supplement. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the common shares offered hereby is expected to occur on or about September 12, 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share offering price, per security commissions we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement, per security proceeds, before expenses, to us, and related totals.

	Per Share	Total
Offering price	$0.69	$8,504,250
Placement agent commissions(1)	$0.05175	$637,819
Proceeds to us, before expenses	$0.63825	$7,866,431

(1) We have agreed to pay the placement agent a cash fee of 7.5% of the aggregate gross proceeds raised in the offering.

We have paid an expense deposit of $5,000 (the “Advance”) to the placement agent, which will be applied against the actual out-of-pocket accountable expenses that will be paid by us to the placement agent in connection with this offering and will be reimbursed to us to the extent not incurred.

We have also agreed to pay certain of the placement agent’s expenses relating to the offering, including background check expenses on the Company’s executive officers and directors not to exceed $15,000, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones, in an amount not to exceed $3,000; the fees and expenses of the placement agent’s legal counsel not to exceed $125,000; the $29,500 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for the Offering; up to $10,000 for data services and communications expenses; up to $10,000 of the placement agent’s actual accountable “road show” expenses; and up to $15,000 of the placement agent’s market making and trading, and clearing firm settlement expenses for the Offering.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding placement agent commissions are approximately $417,500.

Placement Agent’s Warrants

Upon closing of this offering, we have agreed to issue the placement agent warrants (“Placement Agent’s Warrants”) to purchase up to common shares (5% of the aggregate number of common shares sold in this offering). The Placement Agent’s Warrants will be exercisable at a per share exercise price equal to 125% of the price per share in this offering. The Placement Agent’s Warrants are exercisable at any time and from time to time, in whole or in part, during a period commencing 180 days after the date of the placement agency agreement and expiring on the five-year anniversary of the date of the placement agency agreement.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we and our executive officers, directors and their affiliates have agreed, for a period of three (3) months from the date of this prospectus supplement, not to, directly or indirectly, offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of our common shares (including any shares that such person acquires the power of disposition), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other of our securities or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to such common shares, subject to customary exceptions, without the prior written consent of the placement agent.

S-22

Regulation M Compliance

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our placement agency agreement with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Market Listing

Our common shares are listed on The Nasdaq Capital Market and the TSX under the symbol “BCTX” and “BCT,” respectively. We also have public warrants that are listed on The Nasdaq Capital Market under the symbol “BCTXW.”

Other Relationships

From time to time, the placement agent and/or its affiliates have received or may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business. ThinkEquity has received, or may in the future receive, customary fees and commissions for these transactions. ThinkEquity acted as underwriter in our initial public offering that closed on February 26, 2021. ThinkEquity also acted as our placement agent in our private placement that closed on June 7, 2021. However, except as disclosed in this prospectus supplement, we have no other present arrangements with the placement agent or any of its affiliates for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying base prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-23

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area-Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

S-24

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be affected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

S-25

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

United Arab

Emirates

Neither this document nor the securities have been approved, disapproved, or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

S-26

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding conflicts of interest in connection with this offering.

S-27

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon by Sichenzia Ross Ference Carmel LLP, New York, New York, with respect to U.S. legal matters and by Bennett Jones LLP, Toronto, Canada with respect to Canadian legal matters. Cozen O’Connor LLP is counsel to the Placement Agent.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended July 31, 2023, and 2022, have been incorporated by reference into this prospectus supplement in reliance upon the report of MNP LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://briacell.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus supplement the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 25, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2023, January 31, 2024 and April 30, 2024 filed with the SEC on December 14, 2023, March 18, 2024 and June 14, 2024, respectively;

●	our Current Reports on Form 8-K filed with the SEC on August 21, 2023, August 25, 2023, August 31, 2023, August 31, 2023, September 7, 2023, December 20, 2023, January 31, 2024, May 17, 2024, July 5, 2024, August 23, 2024 and September 11, 2024.

●	our Definitive Proxy Statement for our Annual General Meeting of Shareholders on Form DEF 14A, filed with the SEC on January 9, 2024; and

●	our Form 8-A12B, filed with the SEC on February 23, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus supplement, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at

BriaCell Therapeutics Corp.

235 15th Street, Suite 300

West Vancouver, BC, V7T 2X1

604-921-1810

S-28

PROSPECTUS

BriaCell Therapeutics Corp.

$200,000,000

Common Shares

Warrants

Rights

Units

From time to time, we may offer and sell up to $200,000,000 in aggregate of the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with any documents incorporated by reference herein, before you invest in our securities.

Our common shares and public warrants are listed on the Nasdaq Capital Market under the symbols “BCTX” and “BCTXW,” respectively. The last reported sale prices of our common shares and public warrants on the Nasdaq Capital Market on January 19, 2024, were $4.15 per share and $2.03 per public warrant, respectively.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus, the “Risk Factors” section contained in the applicable prospectus supplement and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000.

This prospectus provides a general description of the securities we may offer. We may provide specific terms of securities to be offered in one or more supplements to this prospectus. We may also provide a specific plan of distribution for any securities to be offered in a prospectus supplement. Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. We are not making offers to sell common shares or any other securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which we are not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BriaCell,” the “Company,” “we,” “us,” “our” or similar references to refer to BriaCell Therapeutics Corp. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed our registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended, or the Securities Act. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC, including the registration statement and the exhibits to the registration statement, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. These documents may also be accessed on our web site at www.briacell.com. Information contained on our web site is not incorporated by reference into this prospectus and you should not consider information contained on our web site to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us as indicated above. Other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K and incorporated into this prospectus by reference.

1

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement. We incorporate by reference in this prospectus the following information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, filed with the SEC on October 25, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ending October 31, 2023, filed with the SEC on December 14, 2023;

●	our Current Reports on Form 8-K filed with the SEC on August 21, 2023; August 25, 2023; August 31, 2023; August 31, 2023; September 7, 2023; and December 20, 2023;

●	our Definitive Proxy Statement for our Annual General Meeting of Shareholders on Form DEF 14A, filed with the SEC on January 9, 2024; and

●	our Form 8-A12B, filed with the SEC on February 23, 2021.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) after the date of this prospectus and prior to effectiveness of this registration statement on Form S-3 and (ii) on or after the date of this prospectus and prior to the termination of the offerings under this prospectus and any prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

BriaCell Therapeutics Corp.

235 15th Street, Suite 300

West Vancouver, BC, V7T 2X1

604-921-1810

2

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding: possible or assumed future results of our operations, including statements about potential acquisition or merger targets; business strategies; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results, and any other statements that are not historical facts.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, known and unknown risks, changes in circumstances and other factors that are difficult to predict and many of which are outside of our control. Our actual results, performance, achievements and financial condition may differ materially from those expressed or implied in such forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. The forward looking statements contained herein and in the documents incorporated hereto by reference are presented for the purposes of assisting readers in understanding BriaCell’s expected financial and operating performance and BriaCell’s plans and objectives, and may not be appropriate for any other purpose.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made.

We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, spinouts or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

BriaCell Therapeutics Corp.

BriaCell Therapeutics Corp. (the “Company”), is a clinical-stage biotechnology company that is developing novel immunotherapies to transform cancer care. Immunotherapies have come to the forefront in the fight against cancer as they harness the body’s own immune system to recognize and destroy cancer cells. The Company is currently advancing its Bria-IMT™ targeted immunotherapy in combination with an immune check point inhibitor in a pivotal Phase 3 study in metastatic breast cancer. BriaCell recently reported benchmark-beating patient survival and clinical benefit in metastatic breast with median overall survival of 13.5 months in BriaCell’s metastatic breast cancer patients vs. 6.7-9.8 months for similar patients reported in the literature. A completed Bria-IMT™ Phase 1 combination study with retifanlimab (an anti-PD1 antibody manufactured by Incyte) confirmed tolerability and early-stage efficacy. BriaCell is also developing a personalized off-the-shelf immunotherapy, Bria-OTS™, which provides a platform technology to develop personalized off-the-shelf immunotherapies for numerous types of cancer, and a soluble CD80 protein therapeutic which acts both as a stimulator of the immune system as well as an immune checkpoint inhibitor.

3

RISK FACTORS

Investing in our securities involves a high degree of risk, and there are various risk factors that could cause the Company’s future results to differ materially from those described in this prospectus. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange. See “Where You Can Find More Information” and “Information We Incorporate By Reference.”. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. If any of the risks described in these documents, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, financial condition, results of operations and cash flows, and consequently the price of the common shares, could be materially and adversely affected. The risks discussed in these documents also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

Prospects for companies in the life sciences industry generally may be regarded as uncertain, given the research and development nature of the industry and uncertainty regarding the prospects of successfully commercializing product candidates. In particular, as the Company continues to progress with conducting clinical trials of its product candidates, including Bria-IMTTM or Bria-OTSTM, additional risk factors will arise and will be outlined in prospectus supplements as applicable.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in any prospectus supplement, we currently intend to use the net proceeds from the sale of our securities offered under this prospectus for working capital and general corporate purposes including, but not limited to, research and development studies and the patent and legal costs associated therewith, potential repurchase of certain of our issued shares and warrants and for general working capital purposes. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of indebtedness.

DESCRIPTION OF CAPITAL STOCK

The following information describes the authorized share capital of the Company, as well as certain provisions of our articles, as amended (the “Articles”). This description is only a summary. You should also refer to our Articles, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

4

Description of Common Shares

As of January 22, 2024, our authorized share capital, as described in our Notice of Articles, consists of an unlimited number of common shares, without par value, of which approximately 15,981,726 common shares are issued and outstanding. All of our outstanding common shares are validly issued, fully paid and non-assessable.

Our common shares are the only securities with respect to which a voting right may be exercised at a meeting of the shareholders of the Company.

Dividends. Our shareholders are entitled to receive dividends, as may be declared from time to time and in the sole discretion of our board of directors. Dividends shall be paid according to the number of Common Shares owned. Dividends may take the form of specific assets or of fully paid shares or of bonds, debentures or other securities of the Company, or in any one or more of those ways. Shareholders are not entitled to notice of any dividend. We have never paid cash dividends on our capital stock and we do not anticipate paying any dividends in the foreseeable future.

Voting Rights. Each common share is entitled to one vote at a meeting of shareholders of the Company.

Listing. Our common shares are traded on the Nasdaq Capital Market under the symbol “BCTX” and on the Toronto Stock Exchange under the symbol “BCT”. The transfer agent and registrar for our common shares is Computershare Investor Services Inc., 3rd Floor, 510 Burrard Street, Vancouver, British Columbia V6C 3B9, telephone: (604) 661-9474, facsimile: (604) 661-9401.

Description of Warrants

General

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common shares. Warrants may be offered independently or together with common shares by any prospectus supplement and may be attached to or separate from those securities.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The specific terms of any warrants may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those warrants, as well as for other reasons. Because the terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will issue the warrants under a warrant agreement, which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

We will incorporate by reference into the registration statement, of which this prospectus is a part, the form of warrant agreement, including a form of warrant certificate, which describes the terms of the series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read any applicable prospectus supplement related to the warrants that we sell under this prospectus, as well as the complete warrant agreement that contain the terms of the warrants and defines your rights as a warrant holder.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants. If warrants for the purchase of common shares are offered, the prospectus supplement will describe the following terms, to the extent applicable:

●	the offering price and the aggregate number of warrants offered;

5

●	the total number of shares that can be purchased if a holder of the warrants exercises them;

●	the number of warrants being offered with each common share;

●	the date on and after which the holder of the warrants can transfer them separately from the related common shares;

●	the number of common shares that can be purchased if a holder exercises the warrant and the price at which those shares may be purchased upon exercise, including, if applicable, any provisions for changes to or adjustments in the exercise price and in the securities or other property receivable upon exercise;

●	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

●	the date on which the right to exercise the warrants begins and the date on which that right expires;

●	federal income tax consequences of holding or exercising the warrants; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common shares are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the number of common shares, as the case may be, at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

●	deliver to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

●	properly complete and sign the reverse side of the warrant certificate representing the warrants; and

●	deliver the warrant certificate representing the warrants to the warrant agent within five business days of the warrant agent receiving payment of the exercise price.

If you comply with the procedures described above, your warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After you have completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to you the common shares that you purchased upon exercise. If you exercise fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to you for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

6

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant for common shares will be adjusted proportionately if we subdivide or combine our common shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without payment:

●	pay any cash to all or substantially all holders of our common shares, other than a cash dividend paid out of our current or retained earnings;

●	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to all or substantially all holders of our common shares; or

●	issue common shares or additional shares or other securities or property to all or substantially all holders of our common shares by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement;

then the holders of common share warrants will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant for common shares, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common share warrants may have additional rights under the following circumstances:

●	certain reclassifications, capital reorganizations or changes of the common shares;

●	certain share exchanges, mergers, or similar transactions involving us that result in changes of the common shares; or

●	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common share warrants then-outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

7

Description of Rights

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the rights that we may offer under this prospectus. We may issue rights to our shareholders to purchase our common shares and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part, the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights. The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the exercise price for the rights;

●	the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

●	the number of rights issued to each stockholder and the number of rights outstanding, if any;

●	the extent to which the rights are transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

●	anti-dilution provisions of the rights, if any; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Description of Units

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of common shares and warrants to purchase common shares. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

8

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Certain Important Provisions of our Articles and the BCBCA

The following is a summary of certain important provisions of our Articles and certain related sections of the Business Corporations Act (British Columbia) (“BCBCA”). Please note that this is only a summary and is not intended to be exhaustive. This summary is subject to, and is qualified in its entirety by reference to, the provisions of our Articles and the BCBCA.

Directors

Power to vote on matters in which a director is materially interested. Under the BCBCA a director who has a material interest in a contract or transaction or who is a director or senior officer of, or has a material interest in, a person who has a material interest in the contract or transaction, whether made or proposed, if that contract or transaction is material to us, must disclose such interest to us. A director does not hold a disclosable interest in a contract or transaction if the contract or transaction: (i) is an arrangement by way of security granted by us for money loaned to, or obligations undertaken by, the director for our benefit or for one of our affiliates’ benefit; (ii) relates to an indemnity or insurance permitted under the BCBCA; (iii) relates to the remuneration of the director in his or her capacity as director, officer, employee or agent of our company or of one of our affiliates; (iv) relates to a loan to our Company while the director, or a person in whom the director has a material interest, is the guarantor of some or all of the loan; or (v) has been or will be made with or for the benefit of a corporation that is affiliated with us and the director is also a director or senior officer of that corporation or an affiliate of that corporation.

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution. A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the BCBCA.

. Directors are also required to comply with certain other relevant provisions of the BCBCA regarding conflicts of interest.

Directors’ power to determine the remuneration of directors. The remuneration of our directors is determined by our directors subject to our Articles. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. The remuneration may be in addition to any salary or other remuneration paid to any of our employees (including executive officers) who are also directors.

Number of shares required for director’s qualification. Directors do not need to own shares of the Company to qualify to be a director.

9

Shareholder Meetings

Subject to applicable stock exchange requirements, we must hold a general meeting of our shareholders at least once every calendar year and not more than 15 months after the date of the annual general meeting for the preceding calendar year. A meeting of our shareholders may be held anywhere in or outside British Columbia at a time and place determined by our board of directors.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business must be sent to each shareholder entitled to attend the meeting and to each director not less than 21 days and no more than two months prior to the meeting, although, as a result of applicable securities laws, the minimum time for notice is effectively longer in most circumstances. Under the BCBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

Our Articles provide that a quorum for the transaction of business at a meeting of our shareholders is met where there are two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 33.33% of the issued shares entitled to vote.

If a quorum is not present at the opening of any meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place, unless the meeting is requisitioned by shareholders, in which case the meeting is dissolved. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any question brought before such meeting, unless the question is one upon which by express provision of the BCBCA or of the Articles, a different vote is required in which case such express provision shall govern and control the decision of such question.

Each shareholder of record of the Company shall be entitled at each meeting of shareholders to one vote for each common share held. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting shall be conducted by ballot.

At any meeting of the shareholders any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the shareholders unless it shall have been validly deposited with the Company in accordance with the Articles, the BCBCA and applicable securities laws. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed in accordance with the Articles, the BCBCA and applicable securities laws.

Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by the written consent of shareholders holding at least a majority of the voting power, unless the provisions of the BCBCA or of the Articles require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.

Shareholder Proposals

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA and be accompanied by one written statement in support of the proposal. The notice must include information on the business the shareholder intends to bring before the meeting.

10

Forum Selection

We have not included a forum selection provision in our Articles.

Ownership Limitation and Transfer of Shares

Our common shares are not subject to transfer restrictions under our Articles, but may be subject to restrictions on transfer or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our common shares by non-residents of Canada is not restricted by our Articles.

Share Transfers

Pursuant to our Articles, a transfer of a share must not be registered unless:

(a)	Except as exempted by the BCBCA, a duly signed proper instrument of transfer in respect of the share has been received by the Company;
(b)	If a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and
(c)	if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

Change in Control

Our Articles do not contain restrictions on change in control.

Election of Directors

Our common shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors.

The directors shall be elected at the annual meeting of the shareholders by a simple majority vote of holders of our voting shares, participating and voting at such meeting, and each director elected shall hold office until his successor is elected and qualified. However, in the event of any vacancy in our board of directors, including those caused by an increase in the number of Directors, such vacancy may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the board of directors resulting therefrom shall be filled only by the shareholders.

A vacancy or vacancies in the board of directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased in accordance with the Articles and the BCBCA, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Anti-Takeover Measures

Our Articles do not provide for any anti-takeover measures.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the BCBCA.

We have had no change in share capital in the prior three years other than increasing the number of issued and outstanding common shares as described elsewhere in this prospectus.

Exchange Controls

The BCBCA and our Articles do not provide for any restriction in connection with the following:

(1)	the import or export of capital, including the availability of cash and cash equivalents for use by the company’s group; and

(2)	the remittance of dividends, interest or other payments to nonresident holders of the company’s securities.

11

PLAN OF DISTRIBUTION

We may sell the securities from time to time, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;

●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods; or

●	by any other method permitted pursuant to applicable law.

The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

12

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses. The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of common shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of our common shares. In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Sichenzia Ross Ference Carmel LLP with respect to U.S. legal matters and by Bennett Jones LLP, Toronto, Canada with respect to Canadian legal matters.

EXPERTS

The audited consolidated financial statements of the Company and its subsidiaries, as of and for the years ended July 31, 2023, and 2022, included in this prospectus have been so included in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

13

12,325,000 Common Shares

PROSPECTUS SUPPLEMENT

ThinkEquity

The date of this prospectus supplement is September 11, 2024